Exhibit 10.12
FORM OF NOTE
NOTE
     THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, AND WILL NOT GIVE RISE TO A NON-EXEMPT “PROHIBITED TRANSACTION” UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) ASSUMING THAT NO PORTION OF THE LOAN IS FUNDED WITH “PLAN ASSETS” WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA THAT WOULD GIVE RISE TO SUCH A NON-EXEMPT PROHIBITED TRANSACTION. BY ACCEPTANCE OF THIS NOTE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS OF THE CREDIT AGREEMENT.

$750,000,000	February 21, 2008
     FOR VALUE RECEIVED, the undersigned, Residential Funding Company, LLC, a Delaware limited liability company, (the “Company”), subject to the provisions of Section 2.7(e) of the Credit Agreement, promise to pay to the order of [Name of Lender], as Lender (the “Lender”), on the Maturity Date and otherwise in accordance with the terms of (and subject to the limitations on recourse in) the Credit Agreement (as hereinafter defined), the principal sum of SEVEN HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($750,000,000 or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) and/or in the records of the Lender made by any such Lender pursuant to that certain Credit Agreement, dated as of February 21, 2008 (as it may be amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Company, the financial institutions from time to time party thereto, as Lenders, and GMAC LLC, as agent (the “Agent”). Unless otherwise defined, capitalized terms used herein have the meanings provided in the Credit Agreement.
     The Company also promise to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.
     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

     This Note is one of the Notes referred to in, is subject to the terms and provisions of, and evidences indebtedness incurred under, the Credit Agreement, and the holder hereof is entitled to the benefits of the Credit Agreement and the Pledge Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Company are permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.
     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.
     As provided in the Credit Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Agent maintained by the Agent for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form without coupons in minimum denominations of $5,000,000.00, unless each of the Company and the Agent otherwise consent. As provided in the Credit Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     The Company and the Agent and any agent of the Company or the Agent may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note may be overdue, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.
[Remainder of Page Intentionally Left Blank.]

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING GENERAL OBLIGATIONS LAW 5-1401 BUT OTHERWISE WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

RESIDENTIAL FUNDING COMPANY, LLC
By:	/s/ William S. Casey III
	Name:	William S. Casey III
	Title:	Sr. Managing Director & Treasurer

          Personally appeared before me                                         [name of notary], in                     [county],                                         [state], the above-named                                         [name of person executing], known or proved to me to be the same person who executed the foregoing instrument and to be the                                         [title] of [                      ] and acknowledged to me that he executed the same as his free act and deed and the free act and deed of [          ].
          Subscribed and sworn before me this       day of                     , 2008.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the day of , .

Schedule Attached to Note Dated February 21, 2008 of Residential Funding Company, LLC payable to the order of [GMAC LLC]

Date of Loan	Amount of Loan	Amount of Repayment